Exhibit 99.1

ABERCROMBIE & FITCH PROVIDES BUSINESS UPDATE

New Albany, Ohio, February 2, 2012: Abercrombie & Fitch (NYSE: ANF) today reported on the Company’s performance for the quarter ended January 28, 2012. Net sales increased 16% to $1.329 billion for the quarter, compared to net sales of $1.149 billion for the fiscal quarter ended January 29, 2011.

Comparable store sales for the quarter were flat to last year. Comparable store sales for the quarter were below expectations, primarily due to lower than expected sales in U.S. stores.

Total U.S. sales, including direct-to-consumer sales, increased 4% to $962.2 million. Total international sales, including direct-to-consumer sales, increased 62% to $366.6 million. Total Company direct-to-consumer sales, including shipping and handling, increased 41% to $212.3 million.

Gross margin erosion for the quarter is now expected to be approximately 750 basis points, as a result of lower than expected sales and higher markdowns driven by a more aggressive promotional environment than anticipated.

In its fiscal fourth quarter results, the Company expects to record material charges, including charges for impairments and write-downs of store-related long-lived assets, other charges related to store closures and lease terminations, and charges associated with legal settlements and the reclassification of the Company’s auction rate securities to trading securities. Excluding these charges, the Company expects to report non-GAAP earnings per share for the quarter of approximately $1.10 to $1.15. Pending finalization of the material charges mentioned above, the comparable U.S. GAAP earnings per share number is not available at this time but will be available when earnings are released on February 15, 2012.

Additional information regarding sales for the quarter can be found in a pre-recorded message accessible for two weeks from today, by dialing (800) 395-0662 or, internationally, by dialing (402) 220-1262.

With regard to 2012, the Company now projects earnings per share in the range of $3.50 to $3.75. This projection is based on an assumption of flat same store sales for 2012. The Company will provide additional details on 2012 expectations during its earnings call on February 15, 2012.

Mike Jeffries, Chief Executive Officer and Chairman of the Board of Abercrombie & Fitch Co., said:

“Our sales for the quarter were below expectations in a highly promotional environment, and our results were further affected by all-time high cotton costs. We remain cautious on near-term sales trends; however, we are confident that we are on track with our assortment and our long-term strategy, and hope to see improvement as 2012 progresses.”

The Company will release its fourth quarter results on Wednesday, February 15, 2012 prior to the opening of the market and hold a conference call at 8:30 AM Eastern Time. To listen to the conference call, dial (888) 510-1768 and ask for the Abercrombie & Fitch Quarterly Call or go to www.abercrombie.com. The international call-in number is (719) 325-2145. This call will be recorded and made available by dialing the replay number (888) 203-1112 or the international number (719) 457-0820 followed by the conference ID number 2794975 or through wwww.abercrombie.com.

For further information, call:

Eric Cerny

Senior Manager, Investor Relations

(614) 283-6385

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

A&F cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this Press Release or made by management or spokespeople of A&F involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the Company’s control. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” and similar expressions may identify forward-looking statements. Except as may be required by applicable law, we assume no obligation to publicly update or revise our forward-looking statements. The following factors, in addition to those included in the disclosure under the heading “ FORWARD-LOOKING STATEMENTS AND RISK FACTORS” in “ITEM 1A. RISK FACTORS” of A&F’s Annual Report on Form 10-K for the fiscal year ended January 29, 2011, in some cases have affected and in the future could affect the Company’s financial performance and could cause actual results for the 2011 fiscal year and beyond to differ materially from those expressed or implied in any of the forward-looking statements included in this Press Release or otherwise made by management: changes in economic and financial conditions, and the resulting impact on consumer confidence and consumer spending, could have a material adverse effect on our business, results of operations and liquidity; if we are unable to anticipate, identify and respond to changing fashion trends and consumer preferences in a timely manner, and manage our inventory commensurate with customer demand, our sales levels and profitability may decline; fluctuations in the cost, availability and quality of raw materials, labor and transportation, could cause manufacturing delays and increase our costs; equity-based compensation awarded under the employment agreement with our Chief Executive Officer could adversely impact our cash flows, financial position or results of operations and could have a dilutive effect on our outstanding Common Stock; our growth strategy relies significantly on international expansion, which adds complexity to our operations and may strain our resources and adversely impact current store performance; our international expansion plan is dependent on a number of factors, any of which could delay or prevent successful penetration into new markets or could adversely affect the profitability of our international operations; our direct-to-consumer sales are subject to numerous risks that could adversely impact sales; we have incurred, and may continue to incur, significant costs related to store closures; the costs associate with our development of a new brand concept such as Gilly Hicks could have a material adverse effect on our financial condition or results of operations; fluctuations in foreign currency exchange rates could adversely impact our financial condition and results of operations; our business could suffer if our information technology systems are disrupted or cease to operate effectively; comparable store sales will continue to fluctuate on a regular basis and impact the volatility of the price of our Common Stock; our market share may be negatively impacted by increasing competition and pricing pressures from companies with brands or merchandise competitive with ours; our ability to attract customers to our stores depends, in part, on the success of the shopping malls in which most of our stores are located; our net sales fluctuate on a seasonal basis, causing our results of operations to be susceptible to changes in Back-to-School and Holiday shopping patterns; our inability to accurately plan for product demand and allocate merchandise effectively could have a material adverse effect on our results; our failure to protect our reputation could have a material adverse effect on our brands; we rely on the experience and skills of our senior executive officers, the loss of whom could have a material adverse effect on our business; interruption in the flow of merchandise from our key vendors and international manufacturers could disrupt our supply chain, which could result in lost sales and could increase our costs; we do not own or operate any manufacturing facilities and, therefore, depend upon independent third parties for the manufacture of all our merchandise; our reliance on two distribution centers domestically and one third-party distribution center internationally makes us susceptible to disruptions or adverse conditions affecting our distribution centers; our reliance on third parties to deliver merchandise from our distribution centers to our stores and direct-to-consumer customers could result in disruptions to our business; we may be exposed to risks and costs associated with credit card fraud and identity theft that would cause us to incur unexpected expenses and loss of revenues; modifications and/or upgrades to our information technology systems may disrupt our operations; our facilities, systems and stores as well as the facilities and systems of our vendors and manufacturers, are vulnerable to natural disasters and other unexpected events, any of which could result in an interruption in our business and adversely affect our operating results; our litigation exposure could exceed expectations, having a material adverse effect on our financial condition and results of operations; our inability or failure to adequately protect our trademarks could have a negative impact on our brand image and limit our ability to penetrate new markets; fluctuations in our tax obligations and effective tax rate may result in volatility in our operating results; the effects of war or acts of terrorism could have a material adverse effect on our operating results and financial condition; our inability to obtain commercial insurance at acceptable prices or our failure to adequately reserve for self-insured exposures might increase our expenses and adversely impact our financial results; reduced operating results and cash flows at the store level may cause us to incur impairment charges; we are subject to customs, advertising, consumer protection, privacy, zoning and occupancy and labor and employment laws that could require us to modify our current business practices, incur increased costs or harm our reputation if we do not comply; changes in the regulatory or compliance landscape could adversely affect our business and results of operations; our unsecured credit agreement includes financial and other covenants that impose restrictions on our financial and business operations; and our operations may be affected by regulatory changes related to climate change and greenhouse gas emissions.